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                                                                      EXHIBIT 11

                            PROMUS HOTEL CORPORATION

                        COMPUTATION OF PER SHARE EARNINGS

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                                                                 YEARS ENDED DECEMBER 31,
                                                              -------------------------------
                                                                1996       1997       1998
                                                              --------   --------   ---------
                                                              (IN THOUSANDS, EXCEPT PER SHARE
                                                                         AMOUNTS)
Net income..................................................  $90,658    $95,436    $154,088
                                                              =======    =======    ========
Basic Earnings per Share:
  Weighted average outstanding shares.......................   72,581     86,573      86,178
                                                              =======    =======    ========
  Net income per basic share................................  $  1.25    $  1.10    $   1.79
                                                              =======    =======    ========
Diluted Earnings per Share:
  Weighted average outstanding shares.......................   72,581     86,573      86,178
  Effect of dilutive securities:
  Restricted stock..........................................       14         15          --
  Stock options and warrants................................      984      1,316         586
                                                              -------    -------    --------
  Weighted average shares assuming conversion...............   73,579     87,904      86,764
                                                              =======    =======    ========
Net income per diluted share................................  $  1.23    $  1.09    $   1.78
                                                              =======    =======    ========
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